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                                 FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549






                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




                     Date of Report: October 30, 1998
             Date of earliest event reported: October 30, 1998



                 THE MAY DEPARTMENT STORES COMPANY
          (Exact name of Registrant as specified in its charter)

   Delaware                   I-79               43-1104396
(State or other           (Commission         (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri               63101
(Address of principal executive offices)           (Zip code)



            Registrant's telephone number, including area code:
                               (314) 342-6300






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Item 5.   Other Events.

     On October 30, 1998, The May Department Stores Company, a New York corporation ("May-NY"), which is a wholly-owned subsidiary of the Registrant, completed the sale of $150,000,000 principal amount of its 5.95% Notes due November 1, 2008 (the
"Securities").   The payment of principal of and interest on the
Securities are unconditionally guaranteed by the Registrant. The Securities will be represented by one or more book-entry securities registered in the name of the nominee of The Depository Trust Company, which will act as the Depositary. May-NY intends to use the net proceeds from the sale of the Securities to retire a portion of its short-term indebtedness, and for stock repurchases, capital expenditures, working capital needs and other general corporate purposes, including investments and acquisitions.

     The Securities were issued under the terms of an Indenture, dated as of June 17, 1996, among the Registrant, May-NY and The
First National Bank of Chicago, as Trustee.


Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.  The following documents are filed as Exhibits.




Exhibit No.    Exhibit

     1.1       Underwriting Agreement, dated
               October 27, 1998, among the Registrant,
               May-NY, Morgan Stanley & Co. Incorporated,
               Chase Securities Inc., and
               Salomon Smith Barney Inc.

     4.1       Specimen of global certificate for
               5.95% Notes due November 1, 2008













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                                 SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE MAY DEPARTMENT STORES COMPANY



Dated:  October 30, 1998      By:  /s/ Richard A. Brickson
                                   Richard A. Brickson
                                   Secretary and Senior Counsel



































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                             INDEX TO EXHIBITS






Exhibit No.    Exhibit

     1.1       Underwriting Agreement, dated
               October 27, 1998, among the Registrant,
               May-NY, Morgan Stanley & Co. Incorporated,
               Chase Securities Inc., and
               Salomon Smith Barney Inc.

     4.1       Specimen of global certificate for
               5.95% Debentures due November 1, 2008



































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